EXHIBIT 10.24

NETWORK ENGINES, INC.

Nonstatutory Stock Option Agreement

Granted Under 1999 Stock Incentive Plan

1. Grant of Option.

     This agreement evidences the grant by Network Engines, Inc., a Delaware corporation (the “Company”), on March 21, 2001 (the “Grant Date”) to John Curtis, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1999 Stock Incentive Plan (the “Plan”), a total of 403,902 shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $1.1875 per Share. Unless earlier terminated, this option shall expire on March 21, 2011 (the “Final Exercise Date”).

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

     Subject to the provisions of Section 3(f) hereof, this option will become exercisable ("vest") as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive full three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

     (a)     Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full as follows:

              (i) in cash or by check, payable to the order of the Company;

     (ii)     delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

     (iii)     (A) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith, which Common Stock was owned by the Participant at least six months prior to such delivery, or (B) by payment of such other lawful consideration as the Board may determine; or

     (iv)     any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

     (b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

     (c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate three months after such cessation or such other period of time as may be determined by the Board (but in no event after the Final Exercise Date), provided that, except as provided in paragraph (f) below, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition, non-disclosure, nonsolicitation or confidentiality provisions of any employment contract, confidentiality, nondisclosure or nonsolicitation agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d)     Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e)     Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean (i) a good faith finding by the Company that (i) the Participant has substantially failed to perform his assigned duties for the Company, or (ii) the Participant has engaged in dishonesty, gross negligence or misconduct involving the Company, or (ii) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

     (f)     Discharge For Good Reason or Without Cause. If the Participant, prior to the Final Exercise Date, terminates his employment with the Company for Good Reason (as defined below), or the Company terminates the Participant’s employment without Cause, (i) the right to exercise this option shall terminate three months after such termination (but in no event after the Final Exercise Date) and (ii) this option shall be exercisable to the extent the Participant would have been entitled to exercise this option on the date which is one year after such termination if the Partcipant were still an Eligible Participant on such date. “Good Reason” for termination shall mean (i) a material adverse change in the Participant’s compensation (but not title, duties, responsibilities or authority) without the prior consent of the Participant, or (ii) a material breach by the Company of the terms of any employment agreement between the Participant and the Company, which breach is not remedied by the Company within 10 days following written notice from the Participant to the Company notifying it of such breach. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition, non-disclosure, nonsolicitation or confidentiality provisions of any employment contract, confidentiality, nondisclosure or nonsolicitation agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

4. Agreement in Connection with Public Offering.

     The Participant agrees, in connection with any underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

5. Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7. Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8. Provisions of the Plan.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

NETWORK ENGINES, INC.

Dated: March 21, 2001	By:	/s/ Douglas G. Bryant

		Name:	Douglas Bryant
		Title:	Chief Financial Officer

PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1999 Stock Incentive Plan.

PARTICIPANT:

/s/ John Curtis

John Curtis

Address:	9 Parmenter Road
Framingham, Ma. 01701